Exhibit 10.2

PERFORMANCE STOCK AWARD AGREEMENT

Part I. NOTICE OF STOCK GRANT

Participant Name:	David Michery

The Participant has been granted rights to the common stock, par value $0.001 per share (the "Common Stock") of Mullen Automotive, Inc. (the "Company") pursuant to the terms and conditions of this Performance Stock Award Agreement (the "Agreement"), as follows. Any capitalized term that is not defined in this Part I of the Agreement titled "Notice of Stock Grant" has the meaning assigned to such term in Part II of the Agreement titled "Terms and Conditions of Stock Grant," attached hereto as Exhibit A (the "Terms and Conditions").

I.	Vesting Requirements.

This is a performance-based stock award and, subject to Participant continuing as the Chief Executive Officer of the Company (the "Chief Company Executive") through each vesting event, shall vest upon the satisfaction of the Milestones as described in more detail below.

As detailed in Table 1 below, there are five (5) vesting tranches (each a "Tranche"), with each Tranche representing a portion of the stock grant covering that number of Shares specified next to the applicable Tranche number in Table 1 below. Each Tranche shall vest upon the achievement of one of the milestones specified in Table 1 below (each, a "Milestone"), all subject to Participant continuing as the Chief Company Executive as of the date of vesting through the date the Compensation Committee determines, approves and certifies that the requisite vesting conditions for the applicable Tranche have been satisfied (a "Certification"). Separate Certifications may occur on separate dates with respect to the achievement of each Milestone that are required for the vesting of any Tranche, provided that the vesting date of such Tranche will be the date on which the latter Certification necessary in order for the Tranche to vest is completed.

II.	Table 1. Award and Milestone Performance Requirements.

(a)            VEHICLE COMPLETION MILESTONES. For each vehicle completion milestone set forth below that is satisfied within the performance period specified, the Company will issue to Participant a number of shares of Common Stock equal to 3% of Mullen’s then-current total issued and outstanding shares of Common Stock :

(i) Procuring full USA certification and homologation of its Class Three Van by end of December 2023;

(ii) Full USA certification and homologation of the Bollinger B1 sports car by end of June 2025; and

(iii) Full USA certification and homologation of the Bollinger B2 sports car by end of June 2025.

(b)           REVENUE BENCHMARK MILESTONES. For each $25 Million of revenue recognized by the Company (each a "Revenue Tranche"), and subject to an aggregate maximum of recognized revenue of $250 Million between the Date of Grant and the end of December 2025, the Company will issue to Participant a number of shares of Common Stock equal to 1% of Mullen’s then-current total issued and outstanding shares of Common Stock as of the date a Revenue Tranche is achieved.

Performance Stock Award Agreement

Participant David Michery

June 8, 2023

(c)           BATTERY DEVELOPMENT MILESTONES. For each Battery Development milestone set forth below that is satisfied within the performance period specified, the Company will issue to Participant a number of shares of Common Stock equal to 2% of Mullen’s then-current total issued and outstanding shares of Common Stock:

(i) The Company either directly or in collaboration with a joint venture partner developing or producing new and more advanced battery cells by the end of December 2024;

(ii) The Company either directly or in collaboration with a joint venture partner scaling its battery cells in the USA to the vehicle pack level for the Mullen Class 1 vehicle by the end of December 2024;

(iii) The Company either directly or in collaboration with a joint venture partner scaling its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2024;

(d)           JV-ACQUISITION MILESTONES. If Mullen enters into a partnership, joint venture, purchase and sale or similar transaction by the end of 2025 where the Company acquires a majority interest in a enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Participant a number of shares of Common Stock equal to 3% of Mullen’s then-current total issued and outstanding shares of Common Stock as of date the JV-Acquisition milestone is achieved.

(e)           ACCELERATED DEVELOPMENT MILESTONE. If Mullen acquires a facility with existing equipment that allows the Company to expedite scaling of battery pack production in the USA, the Company will issue to Participant a number of shares of Common Stock equal to 2% of Mullen’s then-current total issued and outstanding shares of Common Stock as of date the Accelerated Development milestone is achieved.

[Signature page follows.]

Performance Stock Award Agreement

Participant David Michery

June 8, 2023

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the dates below.

MULLEN AUTOMOTIVE INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer
Date: June 8, 2023

AGREED AND ACCEPTED

Participant

/s/ David Michery
David Michery
Date: June 8, 2023

Performance Stock Award Agreement

Participant David Michery

June 8, 2023

EXHIBIT A

Part II. TERMS AND CONDITIONS OF STOCK GRANT

1.             Definitions. As used herein, the following definitions shall apply to the following capitalized terms:

1.1.          "Acquisition" means any merger of a corporation or other entity with or into the Company by the Company of a corporation or other entity, or purchase by the Company of all or substantially all assets of a corporation or other entity.

1.2.          "Administrator" means the Compensation Committee of the Board; provided that while Participant is a Director, Participant shall recuse himself from any Board approvals relating to the administration of the Agreement or this Award.

1.3.          "Agreement" means this Performance Stock Grant Agreement between the Company and Participant evidencing the terms and conditions of the Award.

1.4.          1.4 "Award" means the Stock granted pursuant to this Agreement.

1.5.          "Applicable Laws" means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of shares of common stock, including but not limited to U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the laws of any non-U.S. country or jurisdiction applicable to the Award.

1.5.          "Board" means the Board of Directors of the Company.

1.6.          "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.7.          "Common Stock" or "Shares" means the common stock of the Company.

1.8.          "Company" means Mullen Automotive, Inc., a Delaware corporation, or any successor thereto.

1.9.          "Director" means a member of the Board.

1.10.        "Date of Grant" means the latest date this Agreement is signed by the Company and the Participant.

1.11.        "Participant" means the person named as the "Participant" in the Notice of Grant.

2.             Grant of Award. The Company hereby grants to Participant named in the Notice of Grant the Award for the number of Shares, as set forth in the Notice of Grant.

3.             Vesting Requirements. The Award awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously the Chief Company Executive from the Date of Grant set forth in the Notice of Grant ("Date of Grant") until the date such vesting occurs.

Performance Stock Award Agreement

Participant David Michery

June 8, 2023

4.             Exercise of Award.

4.1.          Right to Exercise. This Award may be exercised only upon achievement of the milestone terms set out in the Notice of Grant.

4.2.          Method of Exercise. This Award is exercisable by delivery of an exercise notice, in a form approved by the Administrator (the "Exercise Notice"), or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Award, the number of Shares in respect of which the Award is being exercised (the "Exercised Shares"). The Exercise Notice will be completed by Participant and delivered to the Company.

4.3.          Term of Award. In the event that the Company’s stockholders do not approve this Agreement within twelve (12) months following the Date of Grant, the Award automatically will be forfeited as of such date and Participant shall have no further rights to the Award or any Shares underlying the Award. In no event may the Award or any portion thereof be exercised before the Company’s stockholders approve the Award, notwithstanding any vesting of all or a portion of the Award prior to such stockholder approval.

5.             Adjustments; Dissolution of Liquidation; Merger or Change in Control.

5.1.          Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Agreement (and in a manner that will not provide Participant with any greater benefit or potential benefits than intended to be made available under the Agreement, other than as may be necessary solely to reflect changes resulting from any such aforementioned event), will adjust the number, class, and exercise price of shares covered by the Award.

5.2.          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Award will terminate immediately prior to the consummation of such proposed action.

6.             Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7.             Non-Transferability of Award. This Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

Performance Stock Award Agreement

Participant David Michery

June 8, 2023

8.             Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and Participant’s heirs, legatees, legal representatives, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.

9.             Administrator Authority. The Administrator will have the power and authority to construe and interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Award have vested and whether any Change in Control has occurred). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

10.           Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Awards awarded under this Agreement or future Awards that may be awarded by the Company by electronic means or request Participant’s consent to participate in any equity-based compensation plan or program maintained by the Company by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in such plan or program through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11.           Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

12.           Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

13.           Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

14.           No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

15.           No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding this Agreement, or Participant’s acquisition or sale of the Shares. Participant is hereby advised to consult with Participant’s own tax, legal and financial advisors regarding this Agreement before taking any action related to this Agreement.

16.           Governing Law and Venue. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Orange County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

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